UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

TREES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

215 Union Boulevard, Suite 415 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2025 (“Effective Date”), the Company entered into a restructuring arrangement (“Restructuring”) with TCM Tactical Opportunities Fund II LP (“Lead Investor”) and other senior debt holders (“Purchasers”). Pursuant to the Restructuring, the Company entered into a new Refinancing Agreement (“Refinancing Agreement”) relating to the original notes (as issued to Lead Investor and Purchasers pursuant to notes dated on or about September 16, 2022, as amended on December 15, 2023; the “Original Notes” and “Original Note Offering”). The Refinancing Agreement:

●	Provides for the issuance of a new First Seniority Secured Promissory Note with the Lead Investor (“First Senior Note”) and Third Party First Senior Notes with the Purchasers (“Third Party First Senior Notes”).

●	Provides for Amended and Restated Original Notes with Lead Investor and the Purchasers.

●	Cancels various working capital and M&A notes issued by the Company to Lead Investor (“Working Capital Notes”).

●	Provides for enhanced Company covenants including certain financial covenants relating to maintaining minimum cash (negative $550,000) as well as payments to Lead Investor and Purchasers if and when available cash equals $1.5mm or greater.

As part of the Restructuring, the Company and Lead Investor entered into the First Senior Note dated the Effective Date in the principal amount of $6.749 million representing the principal balance of the Working Capital Notes, various deferred and default interest; and certain associated costs. The First Senior Note matures on March 15, 2026; any interest that accrues thereafter bears an 18% interest rate. The outstanding amount entitles Lead Investor to a two (2) times liquidation preference upon the earlier of maturity, an event of default, or a liquidity event. In addition, the Company issued new Third Party First Senior Notes to each Purchaser with terms substantially similar to those contained in the First Senior Note. The principal amount under the First Senior Note is senior to all other existing debt of the Company, except with respect to the Third Party First Senior Notes, for which the principal amount is parri passu with respect to the principal amount(s) of the Purchasers.

Further, the Company, Lead Investor, and Purchasers entered into Amended and Restated Original Notes pursuant to which interest accrues from the period of March 15, 2026 to the maturity date of September 15, 2026; with interest payable quarterly in arrears beginning June 15, 2026. All conversion features previously contained in the Original Notes were removed in their entirety.

In addition, as of the Effective Date, the Company and Lead Investor amended the original Securities Purchase Agreement and Security Agreement (as such terms are defined in the Original Note Offering).

The foregoing descriptions of all such agreements do not purport to be complete and are qualified in their entirety by reference to the full texts thereof, which are annexed hereto as Exhibits 10.1-10.7 and incorporated herein by reference.

Reference is made to the Company’s Form 8-K filed on December 21, 2023 for a complete description of the Original Note Offering.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2025, the Company through its subsidiary Trees Colorado LLC (“Trees Colorado”) completed the acquisition of all of the membership interests of Beddor Claude LLC d/b/a Chronic Therapy (“Beddor Claude Acquisition”), which includes the licenses to operate a cannabis dispensary and a cannabis cultivation as well as related assets in Wheat Ridge, Colorado. Upon the closing, the Company paid an aggregate amount of $1,704,827.87 (adjusted from original purchase price to reflect a purchase price adjustment in favor of the Company), $262,500 of which was delivered into escrow as a holdback against potential claims for indemnification by the Company; and the remainder of which was divided equally among each of the four member/sellers.

As part of the acquisition, effective June 30, 2025, Trees Colorado and an affiliate of the sellers entered into a new lease, as amended, for an initial term of five (5) years, with two additional five-year renewal options. Base rent for the lease is $8,600 per month for the first year, with yearly increases to $9,679 in the fifth year of the term.  The amended lease provides for the first four (4) months of rent abatement. The lease is guaranteed by Standard Cann Inc., the direct parent company of Trees Colorado.

Reference is made to the Company’s Form 8-K filed on February 5, 2025 for a complete description of the Beddor Claude Acquisition, the information of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the First Senior Note, Third Party First Senior Notes, and Amended and Restated Notes is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2025, the Company entered into an Amended and Restated Consulting Agreement (“A&R Agreement”) with Adam Hershey, its Interim Chief Executive Officer. Pursuant to the A&R Agreement, Mr. Hershey will continue to serve as the Company’s Interim Chief Executive Officer with compensation equal to $200,000 per annum, payable by the Company monthly. The term of the Consulting Agreement is for a period of two years, with automatic two-year renewals thereafter unless terminated by either party.

In addition to the cash compensation described above, the A&R Agreement provides for:

●	Issuance of shares of the Company’s common stock equal to 10% of the fully-diluted issued and outstanding common stock, issuable to Mr. Hershey over a period of two (2) years, in eight (8) equal quarterly installments commencing June 1, 2025 and continuing on the first calendar day of each successive quarter thereafter; and

●	In the event of a liquidation event or change in control (as defined in the A&R Agreement), liquidation fees equal to (i) 7.5% of net proceeds arising out of such event(s) to Mr. Hershey; and (ii) an additional 2.5% of such proceeds to be distributed at the direction and discretion of Mr. Hershey.

The stock issuances and/or liquidation fees described above terminate in the event of Mr. Hershey’s termination for cause or voluntary resignation.

The foregoing descriptions of such agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is annexed hereto as Exhibit 10.8 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Exhibits.

Exhibit No.	Description
10.1	Refinancing Agreement dated June 20, 2025 by and between the Company and TCM Tactical Opportunities Fund II LP.
10.2	First Seniority Secured Note dated June 20, 2025 by and between the Company and TCM Tactical Opportunities Fund II LP.
10.3	Form of Third Party First Senior Note dated June 20, 2025 by and between the Company and Purchasers.
10.4	Amended and Restated Original Note dated June 20, 2025 by and between the Company and TCM Tactical Opportunities Fund II LP.
10.5	Form of Third Party Amended and Restated Original Note dated June 20, 2025 by and between the Company and Purchasers.
10.6	Second Amendment to the Securities Purchase Agreement dated June 20, 2025 by and between the Company and TCM Tactical Opportunities Fund II LP.
10.7	Second Amendment to the Security Agreement dated June 20, 2025 by and between the Company and TCM Tactical Opportunities Fund II LP.
10.8	Amended and Restated Consulting Agreement dated June 20, 2025 by and between the Company and Adam Hershey.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 22, 2025

TREES CORPORATION

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer

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